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Exhibit 10.2

NOVACARDIA, INC.

2003 EQUITY INCENTIVE PLAN

ADOPTED: AUGUST 14, 2003
APPROVED BY STOCKHOLDERS: AUGUST 15, 2003

AMENDMENT AND RESTATEMENT APPROVED BY BOARD OF DIRECTORS: JULY 12, 2005
AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: JULY 27, 2005
AMENDMENT APPROVED BY THE BOARD OF DIRECTORS AND STOCKHOLDERS: SEPTEMBER 18, 2006
AMENDMENT APPROVED BY THE BOARD OF DIRECTORS AND STOCKHOLDERS MARCH 20, 2007

TERMINATION DATE: JULY 12, 2015

1.    PURPOSES.

        (a)   Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

        (b)   Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Stock Appreciation Rights and (v) stock bonuses.

        (c)   General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 11(a).

        (d)   "Cause" means, with respect to a particular Participant, the occurrence of any of the following: (i) such Participant's conviction of any felony or any crime involving fraud; (ii) such Participant's participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) such Participant's violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant's violation of state or federal law in connection with such Participant's performance of such Participant's job; (v) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant's violation of any material Company policy. Notwithstanding the foregoing, such Participant's death or Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

        (e)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by any institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

          (ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

          (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

          (iv)  there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale,

  lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition..

        The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Committee" means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3(c).

        (h)   "Common Stock" means the common stock of the Company.

        (i)    "Company" means NovaCardia, Inc., a Delaware corporation.

        (j)    "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate who is compensated for such services. However, the term "Consultant" shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (k)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate, or to a Director shall not constitute an interruption of Continuous Service. The Board or the Chief Executive Officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

        (l)    "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

          (ii)   a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (m)  "Director" means a member of the Board.

        (n)   "Disability" means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate because of the sickness or injury of the person.

        (o)   "Employee" means any person employed by the Company or an Affiliate. Service as a Director, or payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director or as a member of the Board of Directors of an Affiliate, shall not be sufficient to constitute "employment" by the Company or such Affiliate.

        (p)   "Entity" means a corporation, partnership or other entity.

        (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (r)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

        (s)   "Fair Market Value" means, as of any date, the value of the Common Stock determined by the Board in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

        (t)    "Incentive Stock Option" means an option to purchase shares of Common Stock, which option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (u)   "Listing Date" means the first date upon which any security of the Company is listed (or approved for listing upon notice of issuance) on any securities exchange or designated (or approved for designation upon notice of issuance) as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

        (v)   "Nonstatutory Stock Option" means an option to purchase shares of Common Stock, which option is not intended to qualify as an Incentive Stock Option.

        (w)  "Officer" means any person designated by the Company as an officer.

        (x)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (y)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (z)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (aa) A person or Entity shall be deemed to "Own", to have "Owned", to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (bb) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (cc) "Plan" means this NovaCardia, Inc. 2003 Equity Incentive Plan.

        (dd) "Restricted Stock Award" means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 7(b).

        (ee) "Securities Act" means the Securities Act of 1933, as amended.

        (ff)  "Stock Appreciation Right" means a right to receive the appreciation of Common Stock, which is granted pursuant to the terms and conditions of Section 7(c).

        (gg) "Stock Award" means any right granted under the Plan, including an Option, a Restricted Stock Award, a Stock Appreciation Right or a stock bonus.

        (hh) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ii)   "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (jj)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.    ADMINISTRATION.

        (a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

        (b)   Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholders, (1) the reduction in the exercise price of any outstanding

  Options under the Plan, or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan or another equity plan of the Company covering the same or a different numbers of shares of Common Stock, or (3) any other action that is treated as a repricing under generally accepted accounting principles. The exercise price per share of Common Stock shall be not less than that specified under the Plan for newly granted Stock Awards except that the Board may grant an Option with a lower exercise price if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

          (iv)  To amend the Plan or a Stock Award as provided in Section 12.

          (v)   To terminate or suspend the Plan as provided in Section 13.

          (vi)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

        (d)   Delegation of an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value of the Common Stock.

        (e)   Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate nine million five hundred thousand (9,500,000) shares of Common Stock.

        (b)   Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), then the number of shares that are not delivered shall revert to and again become available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of such tendered shares shall revert to and again become available for issuance under the Plan. Notwithstanding the foregoing and subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued as Incentive Stock Options shall be nine million (9,000,000) shares of Common Stock.

        (c)   Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        (d)   Share Reserve Limitation. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.    ELIGIBILITY.

        (a)   Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)   Ten Percent Stockholders.

          (i)    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

          (ii)   A Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option or Stock Appreciation Right unless the exercise price of such Option or the purchase price of the Common Stock issuable upon exercise of such Stock Appreciation Right is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option or Stock Appreciation Right.

          (iii) A Ten Percent Stockholder shall not be granted a Restricted Stock Award or stock bonus award unless the purchase price (or the value of the past services provided in consideration) of the Common Stock issuable upon exercise of such Stock Award is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the Stock Award.

        (c)   Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company's securities to such Consultant is not exempt under Rule 701 of the Securities Act ("Rule 701") because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or because of some other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

6.    OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)   Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)   Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d)   Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock at the time the Option is exercised, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) adverse financial accounting treatment of the Option.

        (e)   Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g)   Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)   Minimum Vesting. Notwithstanding the foregoing Section 6(g), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

          (i)    Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as Continuous Service; and

          (ii)   Options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Company, subject to reasonable conditions such as Continuous Service.

        (i)    Termination of Continuous Service. In the event that an Optionholder's Continuous Service terminates (for reasons other than Cause or upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement, or (ii) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days unless such termination is for Cause). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (j)    Extension of Termination Date. An Optionholder's Option Agreement may (but need not) provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (for reasons other than Cause or upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (k)   Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement, or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (l)    Death of Optionholder.    In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (m)  Termination for Cause.    In the event an Optionholder's Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder's Continuous Service and the Optionholder is prohibited from exercising his or her Option as of the time of such termination.

        (n)   Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to Section 10(h), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

        (o)   Right of Repurchase.    Subject to the "Repurchase Limitation" in Section 10(h), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the "Repurchase Limitation" in Section 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

        (p)   Right of First Refusal.    The Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this Section 6(p) or in the Stock Award Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. The Company will not exercise its right of first refusal until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)   Stock Bonus Awards.    Each Stock Award Agreement for a stock bonus shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate stock bonuses need not be identical, but each Stock Award Agreement for a stock bonus shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii)   Vesting.    Subject to Section 10(h), shares of Common Stock acquired under the stock bonus agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service.    In the event that a Participant's Continuous Service terminates, the Company may reacquire, for no consideration, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the stock bonus.

          (iv)  Transferability.    Rights to acquire shares of Common Stock under the Stock Award Agreement for a stock bonus shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

        (b)   Restricted Stock Awards.    Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of Stock Award Agreements for separate Restricted Stock Awards need not be identical, but each such Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price.    At the time of grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the purchase price of Restricted Stock Awards shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii)   Consideration.    At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement for the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be paid in a form of consideration that is permissible under the Delaware General Corporation Law.

          (iii) Vesting.    Subject to Section 10(h), shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)  Termination of Participant's Continuous Service.    Subject to Section 10(h), in the event that a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the Restricted Stock Award. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award agreement.

          (v)   Transferability.    Rights to acquire shares of Common Stock under the Stock Award Agreement for a Restricted Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

        (c)   Stock Appreciation Rights.    Each Stock Award Agreement for a Stock Appreciation Right shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate

Stock Appreciation Rights need not be identical, but each such Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Calculation of Appreciation.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the Stock Appreciation Right (subject to the provisions Section 5(b) regarding Ten Percent Stockholders).

          (ii)   Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it deems appropriate; provided, however, that a Stock Appreciation Right that could be settled in shares of Common Stock shall be subject to the provision of Section 10(h).

          (iii) Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such Stock Appreciation Right.

          (iv)  Payment.    The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

          (v)   Termination of Continuous Service.    If a Participant's Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

8.    COVENANTS OF THE COMPANY.

        (a)   Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the

Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.    MISCELLANEOUS.

        (a)   Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)   Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)   No Employment or other Service Rights.    Nothing in the Plan or any Stock Award Agreement or other instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e)   Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates representing Common Stock issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse financial accounting treatment); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

        (g)   Information Obligation.    To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

        (h)   Repurchase Limitation.    The terms of any repurchase option in favor of the Company shall be specified in the Stock Award Agreement, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option applicable to a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

          (i)    Fair Market Value.    If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of employment at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercisable for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding "qualified small business stock") and (ii) the right to repurchase shall terminate on the Listing Date for the Common Stock.

          (ii)   Original Purchase Price.    If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the original purchase price then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock subject to such Stock Award per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding "qualified small business stock").

11.    ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   Capitalization Adjustments.    If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company's repurchase option may (but need not) be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

        (c)   Corporate Transaction.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

        (d)   Change in Control.    A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.    AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)   Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

        (b)   Stockholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

        (c)   Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)   No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)   Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.    EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.    CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

NOVACARDIA, INC.
2003 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, NovaCardia, Inc. (the "Company") has granted you an option under its 2003 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

        2.    NUMBER OF SHARES AND EXERCISE PRICE.    The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

        3.    EXERCISE PRIOR TO VESTING ("EARLY EXERCISE").    If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

        a.     a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

        b.     any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement; and

        c.     you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

        4.    ISO EXERCISE LIMITATION.

        a.     The aggregate Fair Market Value of the shares of Common Stock with respect to which you may exercise your option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares of Common Stock subject to any other options

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designated as Incentive Stock Options and granted to you under any stock option plan of the Company or an Affiliate prior to the Date of Grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed $100,000 (the "ISO Exercise Limitation") unless applicable law requires that your option be exercisable sooner. For purposes of this Section 4, your options designated as Incentive Stock Options shall be taken into account in the order in which they were granted to you, and the Fair Market Value of shares of Common Stock shall be determined as of the time the option with respect to such shares of Common Stock is granted. If Section 422 of the Code is amended to provide for a different limitation from that set forth in this provision, the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code.

        b.     Notwithstanding the provisions of Section 4(a), if the ISO Exercise Limitation would prevent you from exercising your option as to vested shares, then the ISO Exercise Limitation shall terminate as to such vested shares as such shares vest, and you may exercise your option as to such vested shares. Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of vested shares of Common Stock subject to your option that exceed the ISO Exercise Limitation.

        c.     The ISO Exercise Limitation shall terminate, and you may fully exercise your option, as to all vested shares of Common Stock subject to your option, upon the earlier of the following events:

          1)    the date of termination of your Continuous Service;

          2)    the day immediately prior to the effective date of a Corporate Transaction; or

          3)    the day that is ten (10) days prior to the Expiration Date of your option.

Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of shares of Common Stock subject to your option that exceed the ISO Exercise Limitation.

        5.    METHOD OF PAYMENT.    Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

        a.     In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

        b.     Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common

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Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

        6.    WHOLE SHARES.    You may exercise your option only for whole shares of Common Stock.

        7.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

        8.    TERM.    You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

        a.     immediately upon the termination of your Continuous Service for Cause;

        b.     three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three- (3-) month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

        c.     twelve (12) months after the termination of your Continuous Service due to your Disability;

        d.     eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

        e.     the Expiration Date indicated in your Grant Notice; or

  f.
  the day before the tenth (10th) anniversary of the Date of Grant.

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If your option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

        9.    EXERCISE.

        a.     You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

        b.     By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

        c.     If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

        d.     By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the "Lock Up Period"); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 9(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

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        10.    TRANSFERABILITY.    Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        11.    CHANGE IN CONTROL.    [NOTE: INCLUDE SECTION 11 FOR EXECUTIVE OFFICERS AND DIRECTORS ONLY]

        a.     [FOR EXECUTIVE OFFICERS] If a Change in Control occurs and as of, or within thirteen (13) months after, the effective time of such Change in Control your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason, then, as of the date of termination of Continuous Service, the vesting and exercisability of your option shall be accelerated in full. [OR]

        (a)   [FOR DIRECTORS] If a Change in Control occurs and your Continuous Service with the Company has not terminated as of, or immediately prior to, the effective time of the Change in Control, then, as of the effective time of such Change in Control, the vesting and exercisability of your option shall be accelerated in full.

        b.     [FOR EXECUTIVE OFFICERS] "Good Reason" means that one or more of the following are undertaken by the Company without your express written consent: (i) the assignment to you of any duties or responsibilities that results in a material diminution in your function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a change in your title or reporting relationships shall not provide the basis for a voluntary termination with Good Reason; (ii) a material reduction by the Company in your annual base salary, as in effect on the effective date of the Change in Control or as increased thereafter; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in your annual base salary that is pursuant to a salary reduction program affecting substantially all of the employees of the Company and that does not adversely affect you to a greater extent than other similarly situated employees; (iii) any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which you were participating immediately prior to the effective date of the Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company that would adversely affect your participation in or reduce your benefits under the Benefit Plans or deprive you of any fringe benefit that you enjoyed immediately prior to the effective date of the Change in Control; provided, however, that Good Reason shall not be deemed to have occurred if the Company provides for your participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of your business office to a location more than fifty (50) miles from the location at which you performed your duties as of the effective date of the Change in Control, except for required travel by you on the Company's business to an extent substantially consistent with your business travel obligations prior to the effective date of the Change in Control; or (v) a material breach by the Company of any provision of the Plan or the Option Agreement or any other material agreement between you and the Company concerning the terms and conditions of your employment.

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        c.     If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards; reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your Stock Awards (i.e., earliest granted Stock Award cancelled last) unless you elect in writing a different order for cancellation.

        d.     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        e.     The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company, except as specified below.

        f.      If, notwithstanding any reduction described in this Section 11, the IRS determines that you are liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then you shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that you challenge the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that your net after-tax

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proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in your net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, you shall pay the Excise Tax.

        g.     Notwithstanding any other provision of this Section 11, if (i) there is a reduction in the payment of benefits as described in this section, (ii) the IRS later determines that you are liable for the Excise Tax, the payment of which would result in the maximization of your net after-tax proceeds (calculated as if your benefits had not previously been reduced), and (iii) you pay the Excise Tax, then the Company shall pay to you those benefits which were reduced pursuant to this section contemporaneously or as soon as administratively possible after you pay the Excise Tax so that your net after-tax proceeds with respect to the payment of benefits is maximized.

        12.    RIGHT OF FIRST REFUSAL.

        a.     Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right; provided, however, that if your option is an Incentive Stock Option and the right of first refusal described in the Company's bylaws in effect at the time the Company elects to exercise its right is more beneficial to you than the right of first refusal described in the Company's bylaws on the Date of Grant, then the right of first refusal described in the Company's bylaws on the Date of Grant shall apply.

        b.     If there is no right of first refusal described in the Company's bylaws in effect at such time the Company elects to exercise its right, then you may not validly transfer (as hereinafter defined) any of the shares of Common Stock that you acquire upon exercise of your option, or any interest in such shares, unless such transfer is solely for cash consideration and is made in compliance with the following provisions (the Company's "Right of First Refusal"):

          1)    Before there can be a valid transfer of any shares or any interest therein, the record holder of the shares to be transferred (the "Offered Shares") shall give written notice (by registered or certified mail) to the Company. Such notice shall specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee and the other terms and conditions of the proposed transfer. The date such notice is mailed shall be hereinafter referred to as the "notice date," and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror."

          2)    For a period of thirty (30) calendar days after the notice date, the Company shall have the option, but not the obligation, to purchase all (or any part) of the Offered Shares at the purchase price and on the terms set forth in subsection 12(b)(iii). The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said thirty (30) days.

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          3)    The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal shall be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under subsection 12(b)(i)). The Company's notice of exercise of its Right of First Refusal shall be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company shall acquire full right, title and interest to all of the Offered Shares.

          4)    If, and only if, the option given pursuant to subsection 12(b)(ii) is not exercised, the transfer proposed in the notice given pursuant to subsection 12(b)(i) may take place; provided, however, that such transfer must, in all respects, be exactly as proposed in said notice except that such transfer may not take place either before the tenth (10th) calendar day after the expiration of said 30-day option exercise period or after the ninetieth (90th) calendar day after the expiration of said 30-day option exercise period, and if such transfer has not taken place prior to said ninetieth (90th) day, such transfer may not take place without once again complying with this subsection 12(b).

          5)    As used in this subsection 12(b), the term "transfer" means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company's stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution or a bona fide gift of such shares if the donee agrees to be bound by the provisions of this Stock Option Agreement.

          6)    None of the shares of the Company's stock purchased upon exercise of your option shall be transferred on the Company's books nor shall the Company recognize any such transfer of any such shares or any interest therein unless and until all applicable provisions of this subsection 12(b) have been complied with in all respects. The certificates of stock evidencing shares of stock purchased upon exercise of your option shall bear an appropriate legend referring to the transfer restrictions imposed by this subsection 12(b).

          7)    If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your option shall be immediately subject to the Company's Right of First Refusal with the same force and effect as the shares you acquired pursuant to the exercise of your option.

          8)    To ensure that shares subject to the Company's Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificate(s) evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificate(s) in escrow. As soon as practicable after the expiration of the Company's Right of First Refusal, the agent shall deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company's exercise of its Right of First Refusal, the notices required to be given to you shall

8

  be given to the escrow agent, and any payment required to be given to you shall be given to the escrow agent. Within thirty (30) days after payment by the Company for the Offered Shares, the escrow agent shall deliver the Offered Shares that the Company has repurchased to the Company and shall deliver the payment received from the Company to you.

        c.     The Company's right of first refusal shall expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity).

        13.    RIGHT OF REPURCHASE.    To the extent provided in the Company's bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

        14.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        15.    WITHHOLDING OBLIGATIONS.

        a.     At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

        b.     Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid adverse accounting consequences). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option

9

that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

        c.     You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

        16.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        17.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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NOVACARDIA, INC.

2003 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

«Optionee»

        You have been granted an option to purchase Common Stock of NovaCardia, Inc. (the "Company") as follows:

Board Approval Date:	«BoardApprovalDate»
Date of Grant (Later of Board Approval Date or Commencement of Employment/Consulting):	«GrantDate»
Exercise Price per Share:	$«ExercisePrice»
Total Number of Shares Granted:	«NoofShares»
Total Exercise Price:	$«TotalExercisePrice»
Type of Option:	«ISO» Shares Incentive Stock Option «NSO» Shares Nonstatutory Stock Option
Expiration Date:	«Term»/«ExpirDate»
Vesting Commencement Date:	«VestingCommencementDate»
Vesting/Exercise Schedule:
This Option may be exercised, in whole or in part, at any time after the Date of Grant. So long as your Continuous Service Status with the Company continues, the Shares underlying this Option shall vest in accordance with the following schedule: of the total number of Shares subject to the Option shall vest on the month anniversary of the Vesting Commencement Date and of the total number of Shares subject to the Option shall vest on the same day of each month thereafter.

Termination Period:
This Option may be exercised for ninety (90) days after termination of Optionee's Continuous Service Status except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). Optionee is responsible for keeping track of these exercise periods following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such periods.
Transferability:	This Option may not be transferred.

        By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the NovaCardia, Inc. 2003 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

        In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company's right to terminate that relationship at any time, for any reason, with or without cause.

NOVACARDIA, INC.
By:
«Optionee»	Name:
Title:

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NOVACARDIA, INC.

2003 STOCK PLAN

STOCK OPTION AGREEMENT

        1.    Grant of Option.    NovaCardia, Inc., a Delaware corporation (the "Company"), hereby grants to «Optionee» ("Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Stock Option Grant (the "Notice"), at the exercise price per Share set forth in the Notice (the "Exercise Price") subject to the terms, definitions and provisions of the NovaCardia, Inc. 2003 Stock Plan (the "Plan") adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

        2.    Designation of Option.    This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

        Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

        3.    Exercise of Option.    This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

          a.     Right to Exercise.

            1)    This Option may not be exercised for a fraction of a share.

            2)    In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

            3)    In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

          b.     Method of Exercise.

            1)    This Option shall be exercisable by execution and delivery of the Early Exercise Notice and Restricted Stock Purchase Agreement attached hereto as Exhibit A, the Exercise Notice and Restricted Stock Purchase Agreement attached hereto as Exhibit B, or any other form of written notice approved for such purpose by the Company which shall state Optionee's election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

            2)    As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

            3)    The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

        4.    Method of Payment.    Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

          a.     cash or check;

          b.     cancellation of indebtedness;

          c.     prior to the date, if any, upon which the Common Stock becomes a Listed Security, by surrender of other shares of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised. In the case of shares acquired directly or indirectly from the Company, such shares must have been owned by Optionee for more than six (6) months on the date of surrender (or such other period of time as is necessary to avoid the Company's incurring adverse accounting charges); or

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          d.     following the date, if any, upon which the Common Stock is a Listed Security, and if the Company is at such time permitting "same day sale" cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes).

        5.    Termination of Relationship.    Following the date of termination of Optionee's Continuous Service Status for any reason (the "Termination Date"), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

          a.    Termination.    In the event of termination of Optionee's Continuous Service Status other than as a result of Optionee's disability or death, Optionee may, to the extent Optionee is vested in the Option Shares at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set forth in the Notice.

          b.    Other Terminations.    In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

            1)    Termination upon Disability of Optionee.    In the event of termination of Optionee's Continuous Service Status as a result of Optionee's disability, Optionee may, but only within six (6) months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.

            2)    Death of Optionee.    In the event of the death of Optionee (a) during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service Status since the date of grant of the Option, or (b) within thirty (30) days after Optionee's Termination Date, the Option may be exercised at any time within six (6) months following the date of death by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

        6.    Non-Transferability of Option.    Except as otherwise set forth in the Notice, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

        7.    Tax Consequences.    Below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

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          a.    Incentive Stock Option.

            1)    Tax Treatment upon Exercise and Sale of Shares.    If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an Incentive Stock Option are held for at least one (1) year after exercise and are disposed of at least two (2) years after the Option grant date, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares issued upon exercise of an Incentive Stock Option are disposed of within such one (1)-year period or within two (2) years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

            2)    Notice of Disqualifying Dispositions.    With respect to any Shares issued upon exercise of an Incentive Stock Option, if Optionee sells or otherwise disposes of such Shares on or before the later of (i) the date two (2) years after the Option grant date, or (ii) the date one (1) year after the date of exercise, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

          b.    Nonstatutory Stock Option.    If this Option does not qualify as an Incentive Stock Option, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonstatutory Stock Option are held for at least one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

        8.    Lock-Up Agreement.    In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

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        9.    Effect of Agreement.    Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

[Signature Page Follows]

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        This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

«Optionee»	NOVACARDIA, INC.

By:
Name:
Dated:	Title:

6

EXHIBIT A

NOVACARDIA, INC.

2003 STOCK PLAN

EARLY EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT

        This Agreement ("Agreement") is made as of            , by and between NovaCardia, Inc., a Delaware corporation (the "Company"), and «Optionee» ("Purchaser"). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company's 2003 Stock Plan (the "Plan").

        1.    Exercise of Option.    Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase «NoofShares» shares of the Common Stock (the "Shares") of the Company under and pursuant to the Plan and the Stock Option Agreement granted «GrantDate» (the "Option Agreement"). Of these Shares, Purchaser has elected to purchase                        of those Shares which have become vested as of the date hereof under the Vesting/Exercise Schedule set forth in the Notice of Stock Option Grant (the "Vested Shares") and                        Shares which have not yet vested under such Vesting/Exercise Schedule (the "Unvested Shares"). The purchase price for the Shares shall be $«ExercisePrice» per Share for a total purchase price of $                        . The term "Shares" refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

        2.    Time and Place of Exercise.    The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.

        3.    Limitations on Transfer.    In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company's Repurchase Option (as defined below). After any Shares have been released from such Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions below and applicable securities laws.

          a.     Repurchase Option.

            1)    In the event of the voluntary or involuntary termination of Purchaser's Continuous Service Status with the Company for any reason (including death or disability), with or without cause, the Company shall upon the date of such termination (the "Termination Date") have an irrevocable, exclusive option (the "Repurchase Option") for a period of ninety (90) days from such date to repurchase all or any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Company's Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like).

            2)    Unless the Company notifies Purchaser within ninety (90) days from the date of termination of Purchaser's Continuous Service Status that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the ninetieth (90th) day following such termination, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to such ninetieth (90th) day. Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares to which it applies at the time of termination, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company's intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the ninetieth (90th) day following termination of Purchaser's Continuous Service Status unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

            3)    One hundred percent (100%) of the Shares shall initially be subject to the Repurchase Option. The Unvested Shares shall be released from the Repurchase Option in accordance with the Vesting/Exercise Schedule set forth in the Notice of Stock Option Grant until all Shares are released from the Repurchase Option. Fractional shares shall be rounded to the nearest whole share.

          b.    Right of First Refusal.    Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(b) (the "Right of First Refusal").

            1)    Notice of Proposed Transfer.    The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other

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    transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the "Offered Price") and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

            2)    Exercise of Right of First Refusal.    At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

            3)    Purchase Price.    The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section 3(b) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

            4)    Payment.    Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

            5)    Holder's Right to Transfer.    If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(b), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

            6)    Exception for Certain Family Transfers.    Anything to the contrary contained in this Section 3(b) notwithstanding, the transfer of any or all of the Shares during Purchaser's lifetime or on Purchaser's death by will or intestacy to Purchaser's Immediate Family or a trust for the benefit of Purchaser's Immediate Family shall be exempt from the provisions of this Section 3(b). "Immediate Family" as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

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          c.     Involuntary Transfer.

            1)    Company's Right to Purchase upon Involuntary Transfer.    In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(b)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

            2)    Price for Involuntary Transfer.    With respect to any stock to be transferred pursuant to Section 3(c)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Purchaser or his or her executor does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser or the executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser or the executor and whose fees shall be borne equally by the Company and the Purchaser or the Purchaser's estate.

          d.    Assignment.    The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

          e.    Restrictions Binding on Transferees.    All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Option. In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Purchaser for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Option is deemed exercised by the Company pursuant to Section 3(a)(ii) hereof, the Company may deem any transferee to have transferred the Shares or interest to Purchaser prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Purchaser's obligation to pay such transferee for such Shares or interest, and also to satisfy the Company's obligation to pay Purchaser for such Shares or interest. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

          f.    Termination of Rights.    The right of first refusal granted the Company by Section 3(b) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(c) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Upon termination of the right of first refusal described in

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  Section 3(b) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 6(a)(ii) herein and delivered to Purchaser.

        4.    Escrow of Unvested Shares.    For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by Purchaser and by Purchaser's spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary's designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary's designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

        5.    Investment and Taxation Representations.    In connection with the purchase of the Shares, Purchaser represents to the Company the following:

          a.     Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

          b.     Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

          c.     Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          d.     Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of

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  "restricted securities" acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

          e.     Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          f.      Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice

        6.    Restrictive Legends and Stop-Transfer Orders.

          a.    Legends.    The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

      1)    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

      2)    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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          b.    Stop-Transfer Notices.    Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          c.    Refusal to Transfer.    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        7.    No Employment Rights.    Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser's employment or consulting relationship, for any reason, with or without cause.

        8.    Section 83(b) Election.    Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income for a Nonstatutory Stock Option and as alternative minimum taxable income for an Incentive Stock Option the difference between the amount paid for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the Fair Market Value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income and alternative minimum tax treatment under Section 83(a) in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death.

        Purchaser agrees that he or she will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment") attached hereto as Attachment B. Purchaser further agrees that he or she will execute and submit with the Acknowledgment a copy of the 83(b) Election attached hereto as Attachment C (for tax purposes in connection with the early exercise of an option) if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.

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        9.    Lock-Up Agreement.    In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

        10.    Miscellaneous.

          a.    Governing Law.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          b.    Entire Agreement; Enforcement of Rights.    This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          c.    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          d.    Construction.    This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          e.    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          f.    Counterparts.    This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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          g.    Successors and Assigns.    The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

          h.    California Corporate Securities Law.    THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

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        The parties have executed this Early Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

COMPANY:
NOVACARDIA, INC.
By:
Name:
Title:

PURCHASER:
«Optionee»

(Signature)
Address:

        I,                        , spouse of «Optionee», have read and hereby approve the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or other such interest that I may have in the Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of «Optionee»

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ATTACHMENT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED and pursuant to that certain Early Exercise Notice and Restricted Stock Purchase Agreement between the undersigned ("Purchaser") and NovaCardia, Inc. (the "Company") dated                        ,            (the "Agreement"), Purchaser hereby sells, assigns and transfers unto the Company                        (            ) shares of the Common Stock of the Company, standing in Purchaser's name on the books of the Company and represented by Certificate No.            , and does hereby irrevocably constitute and appoint                        to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.

Dated:
Signature:
«Optionee»
Spouse of «Optionee» (if applicable)

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

ATTACHMENT B

ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

        The undersigned (which term includes the undersigned's spouse), a purchaser of                        shares of Common Stock of NovaCardia, Inc., a Delaware corporation (the "Company") by exercise of an option (the "Option") granted pursuant to the Company's 2003 Stock Plan (the "Plan"), hereby states as follows:

        1.     The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the option agreement pursuant to which the Option was granted.

        2.     The undersigned either [check and complete as applicable]:

          a.     ☐ has consulted, and has been fully advised by, the undersigned's own tax advisor,                        , whose business address is                        , regarding the federal, state and local tax consequences of purchasing shares under the Plan, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to the corresponding provisions, if any, of applicable state law; or

          b.     ☐ has knowingly chosen not to consult such a tax advisor.

        3.     The undersigned hereby states that the undersigned has decided [check as applicable]:

          a.     ☐ to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Early Exercise Notice and Restricted Stock Purchase Agreement, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986;" or

          b.     ☐ not to make an election pursuant to Section 83(b) of the Code.

        4.     Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:	«Optionee»
Date:	Spouse of «Optionee»

ATTACHMENT C

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

        The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1.
The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

        NAME OF TAXPAYER: «Optionee»

        NAME OF SPOUSE:

        ADDRESS:

        IDENTIFICATION NO. OF TAXPAYER:

        IDENTIFICATION NO. OF SPOUSE:

        TAXABLE YEAR:

2.
The property with respect to which the election is made is described as follows:

                                shares of the Common Stock of NovaCardia, Inc., a Delaware corporation (the "Company").

3.
The date on which the property was transferred is:

4.
The property is subject to the following restrictions:

  Repurchase option at cost in favor of the Company upon termination of taxpayer's employment or consulting relationship.

5.
The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $

6.
The amount (if any) paid for such property: $

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:

«Optionee»
Dated:

Spouse of «Optionee»

RECEIPT AND CONSENT

        The undersigned hereby acknowledges receipt of a photocopy of Certificate No.            for            shares of Common Stock of NovaCardia, Inc. (the "Company").

        The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Early Exercise Notice and Restricted Stock Purchase Agreement Purchaser has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned's name.

Dated:

«Optionee»

EXHIBIT B

NOVACARDIA, INC.

2003 STOCK PLAN

EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT

        This Agreement ("Agreement") is made as of            , by and between NovaCardia, Inc., a Delaware corporation (the "Company"), and «Optionee» ("Purchaser"). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company's 2003 Stock Plan (the "Plan").

        1.    Exercise of Option.    Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase «NoofShares» shares of the Common Stock (the "Shares") of the Company under and pursuant to the Plan and the Stock Option Agreement granted «GrantDate», (the "Option Agreement"). The purchase price for the Shares shall be $«ExercisePrice» per Share for a total purchase price of $                        . The term "Shares" refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

        2.    Time and Place of Exercise.    The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against payment of the exercise price therefor by Purchaser by any method listed in Section 4 of the Option Agreement.

        3.    Limitations on Transfer.    In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

          a.    Right of First Refusal.    Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the "Right of First Refusal").

            1)    Notice of Proposed Transfer.    The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the "Offered Price") and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

            2)    Exercise of Right of First Refusal.    At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

            3)    Purchase Price.    The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section 3(a) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

            4)    Payment.    Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

            5)    Holder's Right to Transfer.    If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

            6)    Exception for Certain Family Transfers.    Anything to the contrary contained in this Section 3(a) notwithstanding, the transfer of any or all of the Shares during Purchaser's lifetime or on Purchaser's death by will or intestacy to Purchaser's Immediate Family or a trust for the benefit of Purchaser's Immediate Family shall be exempt from the provisions of this Section 3(a). "Immediate Family" as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

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          b.    Involuntary Transfer.

            1)    Company's Right to Purchase upon Involuntary Transfer.    In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

            2)    Price for Involuntary Transfer.    With respect to any stock to be transferred pursuant to Section 3(b)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Purchaser or his or her executor does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser or the executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser or the executor and whose fees shall be borne equally by the Company and the Purchaser or the Purchaser's estate.

          c.    Assignment.    The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

          d.    Restrictions Binding on Transferees.    All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are satisfied.

          e.    Termination of Rights.    The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Upon termination of the right of first refusal described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) herein and delivered to Purchaser.

        4.    Investment and Taxation Representations.    In connection with the purchase of the Shares, Purchaser represents to the Company the following:

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          a.     Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

          b.     Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

          c.     Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          d.     Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

          e.     Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          f.      Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with

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  the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        5.    Restrictive Legends and Stop-Transfer Orders.

          a.    Legends.    The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

      1)    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

      2)    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          b.    Stop-Transfer Notices.    Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          c.    Refusal to Transfer.    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        6.    No Employment Rights.    Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser's employment or consulting relationship, for any reason, with or without cause.

        7.    Lock-Up Agreement.    In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration)

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without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

        8.    Miscellaneous.

          a.    Governing Law.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          b.    Entire Agreement; Enforcement of Rights.    This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

          c.    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          d.    Construction.    This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          e.    Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          f.    Counterparts.    This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          g.    Successors and Assigns.    The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

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          h.    California Corporate Securities Law.    THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

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        The parties have executed this Exercise Notice and Restricted Stock Purchase Agreement as of the date first set forth above.

COMPANY:
NOVACARDIA, INC.
By:

Name:

Title:

PURCHASER:
«Optionee»
(Signature)
Address:

I,                        , spouse of «Optionee», have read and hereby approve the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of «Optionee»

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RECEIPT

        The undersigned hereby acknowledges receipt of Certificate No.            for                        shares of Common Stock of NovaCardia, Inc.

Dated:
«Optionee»

RECEIPT

        NovaCardia, Inc. (the "Company") hereby acknowledges receipt of a check in the amount of $                        given by «Optionee»as consideration for Certificate No.            for                        shares of Common Stock of the Company.

Dated:
NOVACARDIA, INC.
By:

Name:
(print)
Title:

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  Exhibit 10.2
NOVACARDIA, INC. 2003 EQUITY INCENTIVE PLAN
NOVACARDIA, INC. 2003 STOCK PLAN NOTICE OF STOCK OPTION GRANT
NOVACARDIA, INC. 2003 STOCK PLAN STOCK OPTION AGREEMENT
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